UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009 (May 22, 2009)

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

The Pinnacle Loan Agreement

On May 22, 2009, J. Alexander’s Corporation (the “Company”) entered into a Loan Agreement by and among the Company as the Borrower, and Pinnacle National Bank (“Pinnacle”) as the Lender (the “Pinnacle Loan Agreement”) that provides for two new credit facilities. The new credit facilities consist of a three-year $5,000,000 revolving line of credit (the “Pinnacle Revolving Loan”), which may be used for general corporate purposes, and a $3,000,000 term loan (the “Pinnacle Term Loan”), which funded the purchase of 808,000 shares of J. Alexander’s Corporation common stock from Solidus Company, L.P. and an affiliate. The term loan is evidenced by that certain Promissory Note for $3,000,000 by the Company as the Borrower in favor of Pinnacle as the Lender (the “Pinnacle Term Promissory Note”). The revolving line of credit replaces the Company’s previous line of credit and is evidenced by that certain Revolving Promissory Note for $5,000,000 by the Company as the Borrower in favor of Pinnacle as the Lender (the “Pinnacle Revolving Promissory Note”). The credit facilities will be secured by liens on certain personal property of the Company and its subsidiaries, subsidiary guaranties and a negative pledge on certain real property.

Amounts borrowed will bear interest at an annual rate of 30-day LIBOR plus an initial margin of 450 basis points, with a minimum interest rate of 4.6%. The loans can be prepaid at any time without penalty. Scheduled term loan payments are interest only for six months and monthly payments of principal plus interest over the remainder of the five-year term.

In addition, the Pinnacle Loan Agreement, among other things, limits capital expenditures, asset sales and liens and encumbrances, prohibits dividends, and contains certain other provisions customarily included in such agreements.

The Pinnacle Loan Agreement also includes certain financial covenants. The Company must maintain a fixed charge coverage ratio of at least 1.05 to 1.00 as of the end of any fiscal quarter. The fixed charge coverage ratio will be measured for the two fiscal quarters ending June 28, 2009, for the three fiscal quarters ending September 27, 2009 and for the four fiscal quarters ending each quarter thereafter. The fixed charge coverage ratio is defined in the Pinnacle Loan Agreement as the ratio of (a) the sum of net income for the applicable period (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, deferred income tax benefits and expenses and up to $500,000 (in the aggregate during the term of loan) in uninsured losses) plus depreciation and amortization plus interest expense plus scheduled monthly rent payments plus non-cash FASB 123R items (i.e., stock based compensation) minus certain capital expenditures, to (b) the sum of interest expense during such period plus scheduled monthly rent payments made during such period plus scheduled payments of long term debt made during such period plus scheduled payments of capital leases made during such period, all determined in accordance with generally accepted accounting principles.  In addition, the Company’s adjusted debt to EBITDAR ratio must not exceed 6 to 1 for the four quarters ending June 28, 2009 and September 27, 2009, 5 to 1 for the four quarters ending January 3, 2010 and 4.5 to 1 for each four quarter period thereafter. Under the Pinnacle Loan Agreement, EBITDAR is defined as the sum of net income for the applicable period (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, and up to $500,000 (in the aggregate during the term of loan) in uninsured losses) plus an amount which, in the determination of net income for such period has been deducted for (i) interest expense for such period;  (ii) total federal, state, foreign or other income taxes for such period; (iii) all depreciation and amortization for such period; (iv) scheduled monthly rent payments for such period; and (v) non-cash FASB 123R items, all as determined in accordance with generally accepted accounting principles. Adjusted debt is (i) the Company’s debt obligations net of any short term investments, cash or cash equivalents plus (ii) scheduled monthly rent payments multiplied by seven.

If an event of default shall occur and be continuing under the Pinnacle Loan Agreement, the commitments under the Pinnacle Loan Agreement may be terminated and the principal amount outstanding under the Pinnacle Loan Agreement, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing description of the Pinnacle Loan Agreement, the Pinnacle Term Promissory Note and the Pinnacle Revolving Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Pinnacle Loan Agreement, Pinnacle Term Promissory Note and the Pinnacle Revolving Promissory Note, copies of which are filed as Exhibits 10.1 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

The Solidus Stock Purchase Agreement

On May 22, 2009, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Solidus Company, L.P. (“Solidus”) to purchase, in aggregate, 808,000 shares of common stock, par value $.05, for $3.60 per share from Solidus and director E. Townes Duncan, who also serves as the president of Solidus’ general partner, Solidus General Partner, LLC (the “Stock Repurchase”). Solidus and Mr. Duncan agreed to limit future dispositions of their J. Alexander’s Corporation stock holdings remaining after the Stock Repurchase to 100,000 shares for the remainder of the 2009 calendar year, 200,000 shares in the 2010 calendar year and up to 100,000 shares from January 1, 2011 until May 22, 2011. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 1.02.                      Termination of a Material Definitive Agreement.

On May 22, 2009, that certain loan agreement dated May 12, 2003, as amended, between the Company, J. Alexander’s Restaurants, Inc. and Bank of America, N.A (the “Bank of America Loan Agreement”) was terminated by the Company. The Bank of America Loan Agreement provided for a revolving line of credit up to $10,000,000 for general corporate purposes. On the date of termination, there were no amounts outstanding under the Bank of America Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 above is incorporated by reference hereunder.

Item 7.01.                      Regulation FD Disclosure.

J. Alexander’s Corporation’s press release announcing the new credit facilities and the repurchase of stock from Solidus Company, L.P. is furnished as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description

10.1	Loan Agreement dated May 22, 2009 between the Company and Pinnacle National Bank.

10.2	Promissory Note dated May 22, 2009 from the Company in favor of Pinnacle National Bank.

10.3	Revolving Promissory Note dated May 22, 2009 from the Company in favor of Pinnacle National Bank.

10.4	Stock Purchase Agreement dated May 22, 2009 between Solidus Company, L.P., E. Townes Duncan and the Company

99.1	Press Release Dated May 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation

Date: May 27, 2009	By:	/s/ R. GREGORY LEWIS
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement dated May 22, 2009 between the Company and Pinnacle National Bank.

10.2	Promissory Note dated May 22, 2009 from the Company in favor of Pinnacle National Bank.

10.3	Revolving Promissory Note dated May 22, 2009 from the Company in favor of Pinnacle National Bank.

10.4	Stock Purchase Agreement dated May 22, 2009 between Solidus Company, L.P., E. Townes Duncan and the Company

99.1	Press Release Dated May 22, 2009